UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 15, 2015

Ariel Clean Energy, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-54159	84-1209978
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

86 Broad St., 18th Floor, New York, NY	10004
(Address of Principal Executive Offices)	(Zip Code)

(347) 690-5187
(Registrant's telephone number, including area code)

N/A
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01 CHANGES IN REGISTRANTS CERTIFYING ACCOUNTANT

On December 15, 2015, Ariel Clean Energy, Inc. ("the Company") dismissed its independent public accounting firm, RLB Certified Public Accountant PLLC ("RLB"), effective that date.  The Company’s Board of Directors has commenced a search for a new independent accounting firm.

RLB's report dated April 15, 2015, on the financial statements of the Company as of and for the fiscal year ended December 31, 2014, contained a modification that such financial statements had been prepared assuming that the Company would continue as a going concern. Except as set forth in the previous sentence, RLB's report on the financial statements of the Company as of and for the year ended December 31, 2014, did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to audit scope, procedure or accounting principles.

During the Company's fiscal year ended December 31, 2014, and the subsequent period through December 15, 2015, there were no disagreements between the Company and RLB on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to RLB's satisfaction, would have caused them to make reference to the subject matter of the disagreement in connection with their report on the Company's financial statements for such year or period; and there were no reportable events as described in Item 304(a)(1)(v) of Regulation S-K. The Company has not provided RLB with a copy of the foregoing disclosures, since RLB cannot provide a response as it is no longer allowed to practice before the Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ariel Clean Energy, Inc.

Date: December 15, 2015	By:	/s/ Robert Morrison
Robert Morrison
President